                                                                EXHIBIT (i)(vii)

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                 April 24, 2000




Van Kampen Equity Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                           Re: Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A for the Van Kampen Equity Trust, on behalf of its series Van Kampen
                                    Select Growth Fund
                                    (File Nos. 33-8122 and 811-4805)

Ladies and Gentlemen:

                  We have acted as counsel to Van Kampen Equity Trust (the "Trust"), a Delaware business trust, on behalf of its series Van Kampen Select Growth Fund (the "Fund") in connection with the preparation of Post-Effective Amendment No. 37 to the Trust's Registration Statement on Form N-1A (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "Commission") on or about April 24, 2000. The Registration Statement relates to the registration under the 1933 Act and the 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, $.01 par value per share, Class B Shares of beneficial interest, $.01 par value per share, and Class C Shares of beneficial interest, $.01 par value per share, of the Trust on behalf of the Fund (collectively, the "Shares").

                  This opinion is delivered in accordance with the requirements of Item 23(i) of Form N-1A under the 1933 Act and the 1940 Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust filed with the Secretary of State of Delaware, as amended to the date hereof, (ii) the Agreement and Declaration of Trust of the Trust, as amended to the date hereof (the "Declaration of Trust"), (iii) the By-Laws of the Trust (the "By-Laws"),

Van Kampen Equity Trust
April 24, 2000
Page 2

(iv) the Certificate of Designation establishing the series of the Trust, (v) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion which were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

                  Members of our firm are admitted to the practice of law in the State of Illinois and we do not express any opinion as to the law of any other jurisdiction other than matters relating to the Delaware business organizational statutes (including statutes relating to Delaware business trusts) and the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund have been validly authorized and, assuming certificates therefor have been duly executed, counter signed, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                            Very truly yours,

                          /s/ Skadden, Arps, Slate, Meagher, & Flom (Illinois)